Deloitte LLP 939 Granville Street, Vancouver V6Z 1L3 Canada Tel: 604-669-4466 Fax: 604-685-0395 www.deloitte.ca

March 20, 2020

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the statements made by Neoleukin in Item 4.01 of Neoleukin Therapeutics, Inc.’s Current Report on Form 8-K dated March 20, 2020, and we agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ DELOITTE LLP

Chartered Professional Accountants

Vancouver, Canada